Exhibit 10.7

LIMITED GUARANTY AGREEMENT

THIS LIMITED GUARANTY AGREEMENT (this “Guaranty”) is executed effective as of October 25 , 2021, by MANUFACTURED HOUSING PROPERTIES INC., a Nevada corporation (“Guarantor”), whose address for notice purposes is 136 Main Street, Pineville, North Carolina 28134, for the benefit of LIBERTY BANKERS LIFE INSURANCE COMPANY, an Oklahoma insurance company (“Lender”). Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement.

INTRODUCTORY PROVISIONS:

A.	Borrower and Lender have executed a Loan Agreement, a Note and a Security Instrument.

B.	It is expressly understood among Borrower, Guarantor, and Lender that the execution and delivery of this Guaranty is a condition precedent to Lender’s obligation to make the Loan and is an integral part of the transactions contemplated thereby.

C.	The Loan is, or will be, evidenced by the Note that will be secured by the lien created by the Security Instrument.

D.	Guarantor is the sole member of Borrower, and the extension of the Loan to Borrower is a substantial and direct benefit to Guarantor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to Lender the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

Section 1. Definitions. As used in this Guaranty, the following terms have the following meanings:

Affiliates: When used with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition “control” (including with correlative meanings, the terms “controlled by” and under “common control with”), with respect to any Person, means possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Borrower: North Raleigh MHP LLC, without limitation, Borrower’s heirs, representatives, successors and assigns, including Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of Borrower’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws (hereinafter defined) from time to time in effect.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Dispute: Any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Lender in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

Guaranteed Obligations: Those matters described in Section 3 hereof.

Loan: That certain $5,323,000.00 loan described in the Security Instrument executed by Borrower in favor of the Lender.

Loan Agreement: That certain Loan Agreement of even date with the Security Instrument executed by Borrower and Lender.

Loan Documents: The Loan Agreement, the Note, the Security Instrument, this Guaranty, and all other documents executed by Borrower or any guarantor in connection with the Loan.

Note: That certain Promissory Note of even date with the Security Instrument, executed by Borrower and payable to the order of Lender in the principal face amount of the Loan (as renewed, amended, extended, restated or modified and all notes given in substitution for the Note).

Person: Any individual, corporation, partnership, joint venture, limited liability company or partnership (general or limited) association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

Property: The Property encumbered by the Security Instrument.

Security Instrument: That certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents of even date with the Loan Agreement, executed by the Borrower as grantor in favor of the Lender as beneficiary.

Section 2. Payment. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other party. Guarantor agrees that if all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, Guarantor shall, immediately upon demand by Lender, pay the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be made, given and received in accordance with the notice provisions hereof.

Section 3. Obligations of Guarantor.

A.	Guarantor shall be personally liable for any or all loss, cost, liability, judgment, claim, damage or expense actually sustained, suffered or incurred by Lender arising out of or attributable or relating to one or more of the following:

(i)	fraud or intentional misrepresentation by Borrower in connection with the execution and the delivery of any of the Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender by Borrower at the time of the closing of the Loan or during the term of the Loan or any extension or renewal of the Loan;

(ii)	Borrower’s misapplication or misappropriation of rents, if any, or other income received by Borrower after the occurrence of an Event of Default under any of the Loan Documents;

(iii)	Borrower’s misapplication or misappropriation of tenant security deposits, if any, actually received and held by Borrower, and for which Borrower has not previously applied or retained in accordance with the leases, or rents collected in advance, if any, in violation of the terms of the Loan Documents;

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(iv)	Borrower’s misapplication or misappropriation of insurance proceeds or condemnation awards, in violation of the terms of the Loan Documents;

(v)	Borrower’s failure to pay taxes, charges for labor or materials, or other charges that can create liens on any or all of the real and personal property securing the payment of the Loan;

(vi)	any act of intentional physical waste or arson by Borrower with respect to the Property;

(vii)	the removal from the Property of any personal property subject to the Security Instrument;

(viii)	the nonpayment of insurance premiums or failure to obtain adequate hazard, liability, rent loss, flood or other insurance required by the Loan Documents;

(ix)	failure of the Borrower, or the Property to comply with any local, state or federal law regarding persons with disabilities, provided, however, the condition causing the lack of compliance occurs prior to or during the time Borrower owns the Property;

(x)	failure of the Borrower or the Property to comply with any local, state or federal law regarding environmental or hazardous substances matters, provided, however, the condition causing the lack of compliance occurs prior to or during the time Borrower owns the Property;

(xi)	any transfer of title to the Property or any interest therein except as allowed under the Loan Documents;

(xii)	any subordinate financing placed on the Property without Lender’s consent;

(xiii)	Lender’s enforcement of rights regarding violations of Carve Out expenses; and

B.	Lender shall have full recourse against Guarantor, and Guarantor shall have personal liability for all sums due under the Loan Documents in the event any of the following occurs:

(i)	Borrower files a judicial action to contest, or opposes any foreclosure instituted by Lender, and does not prevail in such action; or

(ii)	Borrower files for relief or protection under any federal, state or other bankruptcy, insolvency, reorganization or other creditor-relief laws; or

(iii)	Borrower colludes in a filing or petition under any federal, state or other bankruptcy, insolvency, reorganization or other credit-relief laws, against Borrower by any of its creditors (other than Lender) and such filing is not unconditionally dismissed or vacated within ninety (90) days.

Section 4. Primary Liability of Guarantor.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Guarantor is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.

(b) In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand, of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Lender in order to enforce such payment and performance by Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or others liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of Lender against any property covered by a lien created under the Security Instrument or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Lender covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto. Any time that Lender is entitled to exercise Lender’s rights or remedies hereunder, Lender may in its discretion elect to demand payment and/or performance. If Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

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Section 5. Other Guaranteed Debt. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the Rights hereunder shall be cumulative of any and all other Rights that Lender may ever have against Guarantor. The exercise by Lender of any Right hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other Right by Lender.

Section 6. Subrogation. Until the Guaranteed Obligations have been paid, in full, Guarantor hereby covenants and agrees that it shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the Rights or liens of Lender or any other beneficiary against Borrower or its Affiliates or any other guarantor of the Guaranteed Obligations or any collateral or other security, or (b) unless such rights are expressly made subordinate to the Guaranteed Obligations (in form and upon terms acceptable to Lender) and the rights of Lender under this Guaranty and the Loan Documents, any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or its Affiliates or any other guarantor of all or any part of the Guaranteed Obligations.

Section 7. Subordinated Debt. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower or its Affiliates to Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and all commitments to lend under the Loan Documents have terminated, Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Lender and forthwith turn it over to Lender in the form received, to be applied to the Guaranteed Obligations. Notwithstanding the foregoing, nothing in this Guaranty shall preclude MHP from receiving distributions of net proceeds as a member of Borrower after adequate provision is made for the payment of amounts then owed under the Loan Documents together with Borrower’s costs and expenses of operation of the Property then due and payable.

Section 8. Obligations Not to be Diminished. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower, Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any other guaranty or security for the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of Lender to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

Section 9. Waivers. Guarantor waives (a) any right to revoke this Guaranty with respect to future indebtedness; (b) any right to require Lender to do any of the following before Guarantor is obligated to pay the Guaranteed Obligations or before Lender may proceed against Guarantor: (i) sue or exhaust remedies against Borrower and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (d) if Guarantor and Borrower (or a third party) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against the other collateral before proceeding against collateral pledged by Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty, (f) each of the foregoing rights or defenses regardless whether they arise under common law, in equity, under contract, by statute, or otherwise.

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Section 10. Insolvency. Should Guarantor become insolvent, or fail to pay Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Lender granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between Guarantor and Lender, a fully matured, due, and payable obligation of Guarantor to Lender (without regard to whether Borrower is then in default under the Loan Agreement or whether the Obligations, or any part thereof is then due and owing by Borrower to Lender), payable in full by Guarantor to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder. In the event of the death of Guarantor, the obligations hereunder shall not terminate, and it will not be a default hereunder if the persons or entities succeeding to the interests of Guarantor in Borrower each execute a guaranty in the same form as this Guaranty within ninety (90) days of succeeding to such interests.

Section 11. Termination. Except to the extent of any earlier termination of the Guaranteed Obligations in the manner contemplated above, Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations has been paid in full. If at any time any payment of the principal of or interest or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12. Representations and Warranties. Guarantor represents and warrants as follows:

(a) Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b) The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, Security Instrument, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties are bound.

(c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty or the validity or enforceability thereof.

(d) Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

Section 13. Value of Consideration. The value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit Guarantor directly or indirectly.

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Section 14. Covenants. So long as this Guaranty remains in full force and effect, Guarantor shall, unless Lender shall otherwise consent in writing:

(a) Furnish to Lender as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Guarantor, beginning with the fiscal year ending December 31, 2021, in such detail as required by Lender, (i) a copy of the financial statements of Guarantor for such fiscal year and (ii) a certificate of Guarantor to Lender (A) stating that to the best of Guarantor’s knowledge no Default or Event of Default has occurred and is continuing, or if in Guarantor’s opinion a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (B) disclosing and certifying as to all material changes in Guarantor’s debt or net worth or otherwise certifying that there has been no material change in Guarantor’s personal debt or net worth since the previous financial statement delivered to Lender;

(b) Furnish to Lender written notice of the occurrence of any Default or Event of Default promptly upon obtaining knowledge thereof;

(c) Furnish to Lender such additional information concerning Guarantor as Lender may request in writing; and

(d) Obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to Lender.

Section 15. No Fraudulent Transfer. It is the intention of Guarantor and Lender that the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 14, are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty, the term “applicable law” means as to Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to Guarantor.

Section 16. Successors and Assigns. This Guaranty is for the benefit of Lender and its successors and assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Loan Agreement, or any part thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on Guarantor, and its successors and permitted assigns; provided that, Guarantor may not assign its obligations under this Guaranty without obtaining Lender’s prior written consent, and any assignment purported to be made without Lender’s prior written consent shall be null and void.

Section 17. Loan Agreement. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty.

Section 18. Amendments. No amendment or waiver of any provision herein nor consent to any departure therefrom by Guarantor shall be effective unless the same shall be in writing and signed by Lender, and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

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Section 19. Setoff Rights. Lender shall have the right to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Obligations is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty. As security for this Guaranty and the Guaranteed Obligations, Guarantor hereby grants Lender a security interest in all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender’s right of setoff and as further security for this Guaranty and the Guaranteed Obligations, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

Section 20. Time of Essence. Time shall be of the essence in this Guaranty Agreement with respect to all of Guarantor’s obligations hereunder

Section 21. Governing Law. This Guaranty is executed and delivered as an incident to a lending transaction negotiated and consummated in Franklin or Granville County, North Carolina, and shall be governed by and construed in accordance with the laws of the State of North Carolina. Borrower, for itself and its successors and assigns, hereby irrevocably (a) submits to the nonexclusive jurisdiction of the state and federal courts in North Carolina, (b) waives, to the fullest extent permitted by law, and objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with any Loan Document brought in the state and federal courts in North Carolina, (c) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (d) agrees that any legal proceeding against any party to this Guaranty arising out of or in connection with this Guaranty may be brought in one of the foregoing courts. Borrower agrees that, to the extent permitted by applicable law, service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor’s property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor acknowledges that these waivers are a material inducement to Lender’s agreement to enter into agreements and obligations evidenced by the Loan Agreement, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the documents related in any manner to the transactions evidenced by the Loan Agreement. In connection with any litigation, this Guaranty may be filed as a written consent to a trial by the court.

Section 22. Waiver Of Right To Trial By Jury. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

Section 23. No Oral Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page to follow]

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EXECUTED as of the first date herein set forth.

GUARANTOR:

MANUFACTURED HOUSING PROPERTIES INC., a Nevada corporation

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

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